U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                    FORM 8-K/A
                                (Amendment No. 4)


                                   CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): September 10, 2002


                           FREESTAR TECHNOLOGY CORPORATION
                 (Exact name of registrant as specified in its charter)


                                        Nevada
             (State or jurisdiction of incorporation or organization)


                                       0-28749
                                (Commission File Number)


                                      88-0446457
                       (I.R.S. Employer Identification Number)


    Calle Fantino Falco, J.A. Baez Building, 2nd Floor, Santo Domingo,
                              Dominican Republic
                  (Address of principal executive offices)

                 Registrant's telephone number:  (809) 503-5911


          Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 10, 2002, the Registrant entered into an agreement with Heroya Investments Limited for the acquisition of privately held Rahaxi Processing Oy ("Rahaxi"), a Northern European online credit card processing enterprise headquartered in Helsinki, Finland. The terms of the acquisition, valued at $4,300,000, provide for the Registrant to make incremental cash payments to the seller over the course of 13 months, and to collateralize the full value of the acquisition in the form of an equivalent amount of common stock of the Registrant. In addition, the seller shall be entitled to receive 10% of the net profits generated by Rahaxi for the first four quarters immediately following the closing date.

     On December 16, 2002, the parties to that agreement executed an amendment. Under this amendment, the purchase price of $4,300,000 is to be paid in restricted common stock of the Registrant and cash as follows:

     (a) The Registrant shall issue to Heroya 22,000,000 restricted shares of common stock in consideration for 53.3% of Rahaxi's common stock outstanding (16 of 30 shares) no later than January 1, 2003.

     (b) The remainder of the purchase price ($2,008,100) is to be paid in cash, with payments due from February 16, 2003 to December 16, 2003. The Registrant may pay the entire balance of the purchase price in full at any time.

     On January 16, 2003, the Registrant issued 22,000,000 restricted shares of common stock to Heroya in order to obtain a majority interest of Rahaxi.

     On February 25, 2003, the parties to that agreement executed a second amendment. Under this second amendment, the cash portion of the purchase price of $4,300,000 is to be reduced from approximately 47% to approximately 13%. Thus, the Registrant's holding of Rahaxi shares increases from 16 to 26 (representing approximately 87% of the 30 shares issued and outstanding). Payment shall be made as follows:

     (a) The Registrant shall issue to Heroya 23,200,000 restricted shares of common stock in consideration for an additional 33.3%
of Rahaxi's common stock outstanding (additional 10 of 30 shares) no later than March 10, 2003.

     (b) The remainder of the cash purchase price ($552,100) is to be paid in cash, with payments due from March 10, 2003 to December 16, 2003. The Registrant may pay the entire balance of the purchase price in full at any time.

     On April 27, 2003, the Registrant issued 23,200,000 restricted shares of common stock to Heroya under the terms of the second amendment.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant has determined that this acquisition must comply with Securities and Exchange Commission rules regarding financial disclosure. Therefore, financial statements are being furnished for Rahaxi as follows:

     (a) audited financial statements for the two most recent fiscal years ended April 30;

     (b) unaudited interim financial statements for the period from May 1, 2002 through March 31, 2003; and

     (c)  pro forma financial information.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                   SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       FreeStar Technology Corporation



Dated: May 30, 2003                    By: /s/ Paul Egan
                                       Paul Egan, President

                                   EXHIBIT INDEX

Number                             Description

2.1 Acquisition Agreement between the Registrant and Heroya Investments Limited, effective on September 10, 2002 (the following schedules have been omitted: Schedule 1, books and records of Rahaxi; Schedule 2, draft employment agreements with Hans Turitz and Tony Horrell; and Schedule 3, list of clients introduced to Rahaxi by HEROYA) (incorporated by reference to Exhibit 2 of the Form 8-K filed on September 25, 2002).

2.2 Amendment 1 to Acquisition Agreement between the Registrant and Heroya Investments Limited, dated December 16, 2002
       (incorporated by reference to Exhibit 2.2 of the Form 8-K/A filed on December 24, 2002).

2.3 Amendment 2 to Acquisition Agreement between the Registrant and Heroya Investments Limited, dated February 25, 2003
       (incorporated by reference to Exhibit 2.3 of the Form 8-K/A filed on February 28, 2003).

                                   AUDIT OPINION

To the board of directors of Rahaxi Processing Oy.

On a request from FreeStar Technology Corporation I have audited the financial statements of Rahaxi Processing Oy for the periods 1.5.2000- 30.4.2001 and 1.5.2000 - 30.4.2002 made in USD. The financial statements, which include the income statement, balance sheet, statement of cash flow and the statement of shareholders equity, have been prepared by the Board of Directors. The financial statements do not include any reconciliation between Finnish GAAP and US GAAP. Based on my audit I express an opinion on these financial statements to the board of directors of Rahaxi Processing Oy. This audit opinion is intended for the internal and exclusive use of Rahaxi Processing Oy.

I have conducted the audit in accordance with Finnish Standards on Auditing. Those standards require that I perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management as well as evaluating the overall financial statement presentation.

In my opinion the financial statements have been prepared in accordance with the Finnish Accounting Act and other rules and regulations governing the preparation of financial statements in Finland. The financial statements give a true and fair view, as defined in the Accounting Act, of the company's result of operations as well as of the financial position.


Helsinki 12th May 2003

/s/  Tapio Silander
Tapio Silander
Approved Accountant


                             RAHAXI PROCESSING OY
                                 BALANCE SHEETS



                                             April 30 2002     April 30 2001

All amounts in USD                 Notes           USD               USD

ASSETS

Non-current assets
  Intangible assets                    1      $111,004.05       $      146.29

Tangible assets                        2        37,158.00

Current assets
Debtors                                3       125,032.27           16,736.55

Cash in hand and in banks              4       122,783.62              673.93

Assets total                                   395,977.94           17,556.77

EQUITY AND LIABILITIES

Capital and reserves                   5

Subscribed capital                               2,272.56             2,239.26

Unregistered raise of capital                  109,634.87                 0.00

Retained earnings                               15,545.31            15,312.41

Loss (Profit) for the financial year           -81,646.88                 5.10

Capital and reserves                            45,805.86            17,556.77

Creditors

Short-term creditors                   6       350,172.08                 0.00

Equity and liabilities total                   395,977.94            17,556.77

Exchange rate used Euro-USD                        0.9008               0.8876

                    See Accompanying Notes to Financial Statements

                                    RAHAXI PROCESSING OY
                                    STATEMENTS OF INCOME

                                            Year Ended           Year Ended
                                           April 30 2002         April 30 2001

All amounts in USD             Notes           USD                  USD

Net turnover                       1        $231,153.74          $
Other operating income             2

Material and services              3        -290,703.59
Staff expenses                     4
Depreciation                       5         -11,455.33
Other operating charges            6         -10,484.10

Operating loss                               -81,489.28

Financial income and expenses      7            -157.60                  5.10

Earnings before taxes                        -81,646.88                  5.10

Loss for the financial year                  -81,646.88                  5.10

Exchange rate used Euro-USD                      0.9008                0.8876

                  See Accompanying Notes to Financial Statements

                                RAHAXI PROCESSING OY
                          STATEMENT OF SHAREHOLDERS EQUITY


                                            Year Ended           Year Ended
                                           April 30 2002         April 30 2001

All amounts in USD                             USD                  USD

Shares (subscribed capital)
 Balance at beginning of period             $2,272.56             $2,239.26
 Change during the period                        0.00
 Balance at end of period                    2,272.56              2,239.26

Raise of equity during period
  Subscribed capital                        16,644.24
  Share premium account                     92,990.63                  0.00
  Balance at end of period                 109,634.87                  0.00

Retained losses
  Balance at beginning of period            15,545.31             15,312.40
  Change during the period                       0.00
  Balance at end of period                  15,545.31             15,312.40

Net loss                                   -81,646.88                  5.10

Shareholders equity at end of period        45,805.86             17,556.76

Currency conversion
    Exchange rate used Euro-USD                0.9008                0.8876

                  See Accompanying Notes to Financial Statements

                                RAHAXI PROCESSING OY
                              STATEMENTS OF CASH FLOWS


                                            Year Ended           Year Ended
                                           April 30 2002         April 30 2001

All amounts in USD                             USD                  USD

Increase (decrease) in cash and cash
equivalents

Cash flows provided by (used for) operating
activities:
Net loss (Income)                             $  -81,647          $       5
Adjustments to net loss (income)
Depreciation and amortization                     11,455                  0

Cash from operating activities                    11,455                  0

Changes in assets and liabilities:
Increase(-) or decrease(+) in assets
Current debtors                               a)-108,296                394

Increase(+) or decrease(-) in liabilities
Short-term creditors                          b) 350,172                  0

Net cash used by operating activities            171,685                399

Cash flows provided by (+) or used for(-)
investing activities:
Net investments in non-current assets         c)-159,469

Foreign currency translation adjustments on
investments                                           -2                  3

Net cash used by investing activities           -159,471                  3

Cash flows provided by (used for) financing
activities:
Equity investment during period               d) 109,635

Foreign currency translation adjustments on
Equity                                               261              -413

Net cash provided by financing activities        109,896              -413

Net increase (decrease) in cash and
cash equivalents                                 122,110               -11

Cash and cash equivalents, beginning
of period                                            674               685
Cash and cash equivalents, end of
Period                                           122,784               674
Change in cash and equivalents                   122,110               -11

Supplemental disclosure of cash flow
information:                                           -                 -

Interest paid                                          0                 0

Income tax paid                                        0                 0

Additional information on cash flow statement
a) Change in current debtors
Trade debtors                                     88,403                 0

Prepayments and accrued income                    36,629                 0

Loan receivables                                       0            16,421

Other receivables                                      0               315

Short-term receivables total                     125,032            16,737

Increase in current debtors                      108,296              -394

b) Change in short-term creditors
Trade creditors                                  276,403                 0

Accruals and deferred income                      73,769                 0

Other creditors                                        0                 0

Short-term creditors total                       350,172                 0

Change in short-term creditors                   350,172                 0

c) Net investments in non-current assets

Acquisitions of intangible assets during
period                                           118,933

Acquisitions of tangible assets during period     40,536

Total                                            159,469                 0

d) Change in shareholders Equity
Subscribed capital                                 2,273             2,239

Unregistered restricted capital                  109,635                 0

Retained earnings                                 15,545            15,312

Loss (Profit) for the financial year             -81,647                 5

Total                                             45,806            17,557

Foreign currency translation adjustments in
Equity

Foreign currency translation adj.
in subscribed capital                                 33               -53

Foreign currency translation adj.
in retained earnings                                 228              -361

Total foreign currency translation
Adjustments                                          261              -413

Exchange rate used: 1 Euro = USD                  0.9008            0.8876

                     See Accompanying Notes to Financial Statements

                                 RAHAXI PROCESSING OY
                            NOTES TO FINANCIAL STATEMENTS

GENERAL ACCOUNTING PRINCIPLES

1.  Net turnover.

Accrual basis is used on sales. Net turnover includes all income derived from the company's ordinary activities. VAT and sales discounts are deducted from the sales.

2.  Purchases and materials.

Accrual basis is used on purchases. VAT and purchase discounts are deducted from the purchase of goods and services in order to calculate the cost of purchases.

3.  Depreciation.

Depreciation on tangible assets is made according to the declining balance method. The rate for machinery and equipment is 25%.

Depreciation on intangible assets is made according to the straight-line method. The rate for intangible assets is 5 years.

4.  Currency translation.

The financial statements have been translated from Euro to USD using the following currency translation rates:

                                                            2002        2001

Exchange rate used as per 30 April (1 Euro is in US        0.9008     0.8876

NOTES TO THE PROFIT AND LOSS ACCOUNT

All amounts in USD                                           USD       USD

1.  Net turnover by geographic regions.                     2002        2001

Finland                                                 $231,153.74     0.00

No customer is material (>10% of net turnover)

2.  Other operating income.

No other operating income                                         -        -

3.  Material and services.                                  2002       2001

Data communication- and service costs                  $286,159.96
External services                                         4,543.64
   Total                                               $290,703.59         -

4.  Staff, managing director and board of directors.

Staff
No staff during the periods                                      -         -
No staff expenses during the periods                             -         -

Corporate bodies
No payments to the managing director                             -         -
No payments to the board of directors                            -         -

Related parties
No related party transactions

5.  Depreciation.

Depreciation
Intangible assets (cost of founding) write-down
       during the period                                    148.47      0.00
Intangible assets, Rahaxi system 4 months                 7,928.86
Tangible assets, Rahaxi system 4 months                   3,378.00

Total                                                     11,455.33     0.00

6.  Other operating charges.

No material items                                         10,484.10     0.00

7.  Financial income and expenses.

Interest income                                                8.36     5.10
Currency translation loss                                   -165.96        -

Total                                                       -157.60     5.10

NOTES TO THE BALANCE SHEET

                                              30 April 2002      30 April 2001

All amounts in USD                                 USD               USD

1. Intangible assets.

Balance 1.5                                   $       148.47     $     146.29
Increase during period, Base24 software           118,932.91
Depreciation on cost of founding                     -148.47
Depreciation Base24 software 4 months              -7,928.86
Balance 30 April                                  111,004.05           146.29

2. Tangible assets.

Balance 1.5                                             0.00
Increase during period, Tandem hardware            40,536.00
Depreciation Tandem hardware 4 months              -3,378.00
 Balance 30 April                                  37,158.00             0.00

3. Short-term receivables.

Trade debtors                                      88,402.85
Prepayments and accrued income                     36,629.43
Other receivables                                                      146.29
   Short-term receivables total                   125,032.27           146.29

4. Cash in hand and in banks.

Nordea 207418-22802 account balance 30 April      122,783.62           673.93

The bank account has no credit or restrictions.

5. Capital and reserves.

Shares (Subscribed capital)
Balance at beginning of period                      2,272.56         2,239.26
Change during period                                    0.00             0.00

Balance at end of period                            2,272.56         2,239.26

Raise of equity 30.4.2002
Subscribed capital                                 16,644.24
Share premium account                              92,990.63
Total                                             109,634.87             0.00

Retained losses
Balance at beginning of period                     15,545.31        15,312.40
Change during period                                    0.00             0.00
Balance at end of period                           15,545.31         2,239.26

Net loss                                          -81,646.88             5.10

Shareholders equity at end of period               45,805.86         4,483.61

The registered subscribed capital of the company is 2.522,82 euros and is divided in 30 shares. The nominal value of one (1) share is
84.09 euros

Calculation of distributable profits

Retained losses per 30.4                           15,545.31        2,239.26
Net loss(-) or income(+) of period                -81,646.88            5.10

Total                                             -66,101.57        2,244.36

The company has no profits to distribute as per 30.4.2002.

6.  Short-term creditors.

Trade creditors                                   226,402.87
Accruals and deferred income                       73,769.21
Short-term creditors total                        300,172.08            0.00
Accruals and deferred income (2900)
Service costs, Nordea                                  23.47
ACI Worldwide                                       1,827.45
Dione Plc, 04/2002                                  2,771.62
Fujitsu, 04/2002                                    1,030.84
Sonera Innotele, per 04/2002                       68,115.83
                                                   73,769.21

The total liability 73,769.21 is for accrued purchases related to the period, the relevant costs are included in the purchase accounts.

SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN FINNISH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The company's financial statements have been prepared under Finnish Generally Accepted Accounting Principles ("Finnish GAAP"), which differs in certain significant respects from the United States Generally Accepted Accounting Principles ("US GAAP"). The principal differences between the company's accounting policies under Finnish GAAP and US GAAP are set out below:

1. Reconciliation of net loss and net assets between Finnish GAAP and US GAAP.

There are no significant differences between the net loss and stockholders' equity as reported under Finnish GAAP and as reported under US GAAP.

2.  Loss per share.

There are no significant differences between the loss per share as reported under Finnish GAAP and as reported under US GAAP.

3.  Statements of cash flows.

There are no significant differences between the statement of cash flows as reported under Finnish GAAP and as reported under US GAAP.

The above reconciliation is provided by the company and is not part of the audited financial statements.

                             RAHAXI PROCESSING OY
                           CONDENSED BALANCE SHEET
                               MARCH 31, 2003
                                (Unaudited)

                                   ASSETS

Current assets:
Cash and cash equivalents                                         $114,018

Accounts receivable, net of allowance for
doubful account of $0                                               24,795
Other current assets                                                46,751

Total current assets                                               185,564

Property, plant and equipment, net of accumulated
  depreciation and amortization                                     35,244

Software, net of accumulated amortization                           88,581

                                                                   309,389

                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses                              408,392
Accrued salaries - related parties                                       -
Due to affiliate                                                    58,000

Stockholders' deficit:
Common stock, $74.6 par value, 30 shares authorized;
30 shares issued and outstanding                                     2,239

Additional paid in capital                                         109,635
Accumulated deficit                                               (285,165)
Accumulated other comprehensive income - foreign currency
translation adjustment                                              16,288

Total stockholders' deficit                                       (157,003)
                                                                   309,389

          See Accompanying Notes to Condensed Financial Statements

                            RAHAXI PROCESSING OY
                      CONDENSED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                                              Eleven Months      Eleven Months
                                                 Ended              Ended
                                              March 31 2003     March 31 2002

Revenue                                       $  848,063        $   153,596
Cost of revenue                                  937,893              8,841
Gross profit (loss)                              (89,830)           144,755
Selling, general and
administrative expenses                          136,458              8,863
                                                (226,288)           135,892

Other income (expense):
  Interest income                                  7,454                  8

Loss before income taxes                        (218,834)           135,900

Income taxes                                           -                  -

Net income (loss)                               (218,834)           135,900

Other - comprehensive income (loss):
  Foreign currency translation adjustments        16,025                263

Comprehensive income (loss)                     (202,809)           136,163

Loss per share - basic and diluted             (7,294.47)          4,530.00

Weighted average shares outstanding -
basic and diluted                                     30                 30

           See Accompanying Notes to Condensed Financial Statements

                                RAHAXI PROCESSING OY
                          CONDENSED STATEMENT OF CASH FLOWS
                                     (Unaudited)

                                              Eleven Months      Eleven Months
                                                 Ended              Ended
                                              March 31 2003     March 31 2002

Cash flows provided by (used for)
operating activities:
Net income (loss)                             $  (218,834)      $    135,900

Adjustments to reconcile net income
(loss) to net cash
  provided by (used for) operating
activities:
Depreciation and amortization                      33,848              8,316

Changes in assets and liabilities:
 (Increase) decrease in assets
Accounts receivable                                46,341            (88,403)

Other current assets                              (17,276)           (19,893)

Increase (decrease) in liabilities
Accounts payable and accrued expenses             126,616            132,624

Total adjustments                                 189,529             32,644

Net cash provided by (used for)
operating activities                              (29,305)           168,544

Cash flows provided by (used for)
investing activities:
Purchase of fixed assets and software             (38,450)          (156,332)

Cash flows provided by (used for)
financing activities:
Contribution from shareholder                           -            109,635

Advances from affiliate                            58,000                  -

Net cash provided by financing activities          58,000            109,635

Effect of exchange rate changes on cash               989                263

Net increase (decrease) in cash and
cash equivalents                                   (8,766)           122,110

Cash and cash equivalents, beginning
of period                                         122,784                674

Cash and cash equivalents, end of period          114,018            122,784

Supplemental disclosure of cash flow information:
Interest paid                                           -                  -

Income tax paid                                         -                  -

           See Accompanying Notes to Condensed Financial Statements

                                RAHAXI PROCESSING OY
                       NOTES TO CONDENSED FINANCIAL STATEMENTS
                                      (Unaudited)

1.  BASIS OF PRESENTATION AND NATURE OF BUSINESS

Basis of Presentation.

The accompanying unaudited condensed financial statements of Rahaxi Processing Oy ("Rahaxi") have been prepared in accordance with the instructions under Regulation S-B and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These condensed financial statements and related notes should be read in conjunction with Rahaxi's audited financial statements for the fiscal year ended April 30, 2002 filed in this Form 8-K/A. In the opinion of management, these condensed financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the financial position of Rahaxi as of March 31, 2003, and the results of operations for the eleven-month periods ended March 31, 2003 and 2002, and cash flows for the eleven-month periods ended March 31, 2003 and 2002. The results of operations for the eleven-month period ended March 31, 2003 are not necessarily indicative of the results which may be expected for the entire fiscal year.

Nature of Business Operations.

Rahaxi is a payment service provider located in Helsinki, Finland which routes credit and debit card transactions from merchants to relevant banks and card issuers for authorization and settlement

Rahaxi operates full, on-line connectivity to all Finnish banks, including Nordea, Sampo, Oko, the savings and loans (Aktia, etc.) and Luottokunta, the local bank-established credit card company. A similar connection has been established with Luottokunta's Estonian counterpart, Cardikesku, to facilitate the needs of international clients such as Stockmann's department stores. Costs have been kept to a minimum through outsourcing, which lends Rahaxi a high degree of flexibility. It is currently one of the leading players in the Finnish payment market for credit card present transactions.

Rahaxi currently provides these services to some 1,300 merchants. The network supports over 5,000 point of sale ("POS") devices, generating over 1 million transactions per month and is readily capable of handling an additional 7 million transactions per month under its current software licenses.

Recent Accounting Pronouncements.

In July 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Exit or Disposal Activities." The provisions of this statement are effective for disposal activities initiated after December 31, 2002, with early application encouraged. Rahaxi does not expect the adoption of SFAS No. 146 to have a material impact on Rahaxi's financial position or results of operations.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both SFAS No. 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this Statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002.
The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to Rahaxi's financial position or results of operations as Rahaxi has not engaged in either of these activities.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.
The adoption of this statement did not have a material impact on Rahaxi's financial position or results of operations as Rahaxi has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. Rahaxi does not expect the adoption to have a material impact to Rahaxi's financial position or results of operations.

2.  SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment.

Property and equipment are valued at cost. Depreciation and amortization are provided over the estimated useful lives up to five years using the declining method.

The following are the estimated useful lives:

         Machinery and equipment                4 years
         Furniture and fixtures                 4 years
         Computer equipment                     4 years

Software.

Software costs are amortized using the straight-line basis over a period of five years.

Foreign Currency Adjustments.

The balance sheet and statements of the operations of Rahaxi are measured using Euro as the functional currency. Revenues and expenses of Rahaxi have been translated into U.S. dollars at weighted average exchange rates prevailing during the reporting periods. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded as other comprehensive income (loss) in the statements of operations and comprehensive income (loss).

3.  RELATED PARTY TRANSACTIONS

During the eleven months ended March 31, 2003, Rahaxi's parent, Freestar Technology Corporation, advanced $58,000 to the company for its operations. As of March 31, 2003, the amount was unpaid and outstanding.

4.  CHANGE OF OWNERSHIP

Effective January 16, 2003, Rahaxi's former sole shareholder, Heroya Investments Limited, sold 100% of its interest in Rahaxi to FreeStar Technology Corporation for approximately $4 million.

PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Statements of
FreeStar Technology Corporation ("Company") and Rahaxi Processing Oy
("Rahaxi"):

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Rahaxi by the Company using the purchase method of accounting and include the pro forma adjustments described in the accompanying notes.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2002, and combined statements of operations for the period from May 25, 2001 (inception) to June 30, 2002 and nine months ended March 31, 2003, are based on the historical financial statements of the Company and Rahaxi after giving the effect to the acquisition of Rahaxi under the purchase method of accounting.

                          FREESTAR TECHNOLOGY CORPORATION
                          (FORMERLY FREESTAR TECHNOLOGIES)
                     PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                                    JUNE 30, 2002
                                     (Unaudited)


                                             FreeStar          Rahaxi          Proforma
                                            Technology     Processing Oy     Adjustments        Combined
ASSETS

Current assets:
Cash and cash equivalents                   $      2,441   $          -      $         -       $      2,441
Accounts receivable, net                           3,271              -                -              3,271
Credits and deposits for future
purchases of inventories                         289,000              -                -            289,000
Other current assets                              52,018        138,000                -            190,018

Total current assets                             346,730        138,000                -            484,730

Property and equipment, net of
accumulated
  depreciation and amortization                   14,291         39,179                -             53,470

Software, net of accumulated amortization        337,006        117,770                -            454,776
Credit for future purchases of inventories       675,000              -                -            675,000
Goodwill                                               -              -        4,303,920          4,303,920
Other assets                                       5,577              -                -              5,577
                                               1,378,604           294,949     4,303,920          5,977,473

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses            148,115           193,764             -            341,879
Accrued salaries - related parties               197,500                 -             -            197,500
Bank overdraft                                     9,578            29,506             -             39,084
Line of credit                                    11,154                 -             -             11,154
Notes payable                                    321,972                 -             -            321,972
Payable to Heroya related to
purchase of Rahaxi                                     -                 -       702,100            702,100
Due to related party                             413,980                 -             -            413,980

Total current liabilities                      1,102,299           223,270       702,100          2,027,669

Stockholders' equity:
Convertible preferred stock, series
A, $0.001 par value,
  5,000,000 shares authorized;
1,000,000 shares issued and outstanding            1,000                 -             -             1,000

Additional paid in capital - preferred stock     432,058                 -             -           432,058
Common stock                                      42,827             2,239        42,961            88,027
Additional paid-in capital - common stock      4,904,984           109,635     3,518,664         8,533,283
Deferred compensation                           (818,166)                -             -          (818,166)
Accumulated deficit                           (4,233,822)          (46,987)       46,987        (4,233,822)
Accumulated other comprehensive
income (loss)                                    (52,576)            6,792        (6,792)          (52,576)

Total stockholders' equity                       276,305            71,679     3,601,820         3,949,804
                                               1,378,604           294,949     4,303,920         5,977,473

 See Accompanying Notes to Pro Forma Condensed Combined Financial Statements

                                      FREESTAR TECHNOLOGY CORPORATION
                                      (FORMERLY FREESTAR TECHNOLOGIES)
                         PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                           AND COMPREHENSIVE LOSS
                         PERIOD FROM MAY 25, 2001 (INCEPTION) TO JUNE 30, 2002
                                                 (Unaudited)


                                             FreeStar          Rahaxi          Proforma
                                            Technology     Processing Oy     Adjustments        Combined

Revenue                                    $     86,005    $   374,014       $        -      $   460,019
Cost of revenue                                  59,046        397,479                -          456,525
Gross profit (loss)                              26,959        (23,465)               -            3,494

Operating expenses:
Non-cash compensation                         3,095,707              -                -        3,095,707
Selling and marketing                            86,844              -                -           86,844
General and administrative                    1,112,113         38,661                -        1,150,774
     Loss from operations                    (4,267,705)       (62,126)               -       (4,329,831)

Other income (expense):
Interest expense                                (42,267)          (178)               -          (42,445)
Miscellaneous                                    76,150              -                -           76,150
Total other income (expense)                     33,883           (178)               -           33,705
Loss before income taxes                     (4,233,822)       (62,304)               -       (4,296,126)
Income taxes                                          -
Net loss                                     (4,233,822)       (62,304)               -       (4,296,126)

Comprehensive loss, foreign currency
   translation adjustment                       (52,576)         6,792                           (45,784)
Total comprehensive loss                     (4,286,398)       (55,512)               -       (4,341,910)

Loss per share - basic and diluted                (0.15)        (2,077)                            (0.06)

Weighted average shares outstanding -
basic and diluted                            27,647,006             30                        72,847,006


See Accompanying Notes to Pro Forma Condensed Combined Financial Statements

                                       FREESTAR TECHNOLOGY CORPORATION
                                       (FORMERLY FREESTAR TECHNOLOGIES)
                          PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                        AND COMPREHENSIVE LOSS
                                FOR THE NINE MONTHS ENDED MARCH 31, 2003
                                                 (Unaudited)

                                             FreeStar          Rahaxi          Proforma
                                            Technology     Processing Oy     Adjustments        Combined

Revenue                                    $    105,827    $  695,302        $         -     $   801,129
Cost of revenue                                     802       839,064                  -         839,866
Gross profit (loss)                             105,025      (143,762)                 -         (38,737)

Operating expenses:
   Selling, general and
administrative expenses                      8,309,851        118,579                  -       8,428,430
   Research and development                     44,000              -                             44,000
      Loss from operations                  (8,248,826)      (262,341)                 -      (8,511,167)

Other income (expense):                         37,873              -                  -          37,873
   Interest income (expense)                  (379,946)         7,432                  -        (372,514)
Loss before income taxes                    (8,590,899)      (254,909)                 -      (8,845,808)
Income taxes                                         -              -                  -               -
Net Loss                                    (8,590,629)      (254,909)                 -      (8,845,808)

Other - comprehensive income (loss)            101,217         16,025                  -         117,242

Comprehensive loss                          (8,489,682)      (238,884)                 -      (8,728,566)

Loss per share - basic and diluted               (0.10)        (8,496.97)                          (0.08)

Weighted average shares
outstanding - basic and diluted             86,551,600             30                        108,103,224


See Accompanying Notes to Pro Forma Condensed Combined Financial Statements

                                  FREESTAR TECHNOLOGY CORPORATION
                 NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (Unaudited)

BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements as of June 30, 2002 and for the period then ended and the nine months ended March 31, 2003 record the acquisition transaction as if the acquisition had taken place on May 25, 2001 (inception) and on July 1, 2002, respectively. The unaudited pro forma condensed combined balance sheet is presented to give effect to the acquisition as if it occurred on June 30, 2002, and combines the balance sheets of FreeStar Technology Corporation ("Company") and Rahaxi Processing Oy ("Rahaxi") as of that date. The pro forma information does not purport to be indicative of the results that would have been reported if the above transactions had been in effect for the periods presented or which may result in the future.

SUMMARY OF TRANSACTION

In September 2002, the Company entered into an acquisition agreement with Heroya Investments Limited ("Heroya"). Under the terms of the agreement, the Company agreed to purchase 100% of common stock of Rahaxi, a wholly owned subsidiary of Heroya, for a purchase price of $4,300,000, which was subsequently adjusted to approximately $4 million based on the fair value of the Company's stock issued and cash payments to be made to complete he acquisition. The purchase price is payable in 13 months beginning the closing date of the agreement. Ownership in Rahaxi increases proportionally with payments made through December 2003.

On December 16, 2002, the acquisition agreement was amended and was agreed by both parties. Under the amended terms, the Company issued 22,000,000 shares of its common stock in exchange for 53.3% of Rahaxi's common stock outstanding (equivalent of 16 shares of a total of 30 shares) no later than January 1, 2003. Beginning February 16, 2003, the Company will remit monthly cash payments totaling $2,150,000 through December 16, 2003. Ownership in Rahaxi will increase as cash payments are made. The purchase price will be based on the market price of the Company's common stock on the date of the issuance plus total payments made per the payment schedule. The accompanying financial statements did not include the operations of Rahaxi due to the fact that the 22,000,000 shares were issued subsequent to December 31, 2002. As of December 31, 2002, the Company had less than 5% of ownership in Rahaxi. The Company issued 22,000,000 shares of its common stock to Heroya in on January 16, 2003 which was considered the effective date of this acquisition.

On February 16, 2003, the acquisition agreement was amended again and was agreed by both parties. Under the terms of the second amendment, the Company will issue 23,200,000 shares of its common stock (in additional to the 22,000,000 shares issued in January 2003) in exchange for additional 33.3% upon issuance of these shares. The remaining purchase price totaling $552,100 will be paid in cash beginning March 10, 2003 through December 16, 2003.
Pursuant to the terms of the Agreement, the actual purchase price was based on the fair value of the Company's stock on the dates of the grant plus cash to be paid in the future periods.

The total purchase price was valued at approximately $4 million and is summarized as follows:

Fair market value of FreeStar's stock                              $3,488,800
Cash paid and payable to Heroya,
   less cash received from acquisition                                442,643
Purchase Price                                                      3,931,443

The purchase price was allocated as follows:

Accounts receivable                                                    37,675
Other current assets                                                   32,811
Property and equipment                                                 51,623
Other non-current assets                                              110,882
Accounts payable and accrued expenses                                (565,273)
Goodwill                                                            4,263,725
Purchase price, net of cash of $259,457 received                    3,931,443

The allocation of the purchase price is preliminary and is subject to revision, which is not expected to be material, based on the final valuation of the net assets acquired. Acquisition related cost was expensed as incurred.

PRO FORMA ADJUSTMENTS

The Company pro forma combined balance sheet as of June 30, 2002 gives effect to the allocation of the total purchase price to the assets and liabilities of Rahaxi based on their respective fair values.

Summary of pro forma adjustments follows:

                                                        June 30, 2002

Allocation of purchase price:
Goodwill                                                $  4,303,920
Investments
Payable to Heroya related to
  purchase of Rahaxi                                        (702,100)
Issuance of common stock
  related to purchase of Rahaxi                              (45,200)
Elimination of Rahaxi common
   stock and additional paid in capital                      111,874
Excess of purchase price over
  par value of common stock                               (3,628,299)
Accumulated deficit and comprehensive loss of Rahaxi         (40,195)

PRO FORMA NET LOSS PER SHARE

The pro forma basis and dilutive net loss per share are based on the weighted average number of shares of pro forma Freestar's common stock as if the shares issued to acquire Rahaxi had taken place at the beginning of each of the reporting periods. Dilutive shares are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.